Exhibit 4

                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (this "Agreement") is made as of this ___ day of _____________, 2001, by and between UAM Funds Trust, a Delaware business trust ("UAM Trust"), on behalf of its PIC Twenty Portfolio Fund series ("PIC Twenty Fund"), and PIC Investment Trust, a Delaware business trust ("PIC Trust"), on behalf of its Provident Investment Counsel Twenty Fund I series ("New PIC Twenty Fund").

     WHEREAS, the parties wish to enter into a plan of reorganization (the "Plan") which will consist, among other things, of the transfer of assets of PIC Twenty Fund to New PIC Twenty Fund in exchange for shares of New PIC Twenty Fund ("New PIC Twenty Shares");

     WHEREAS, the Board of Trustees of UAM Trust, including a majority of the Trustees who are not "interested persons" of UAM Trust, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), has determined that the Plan is in the best interests of the shareholders of PIC Twenty Fund, and that their interests would not be diluted as a result of the transactions contemplated thereby; and

     WHEREAS, the Board of Trustees of PIC Trust, including a majority of the Trustees who are not "interested persons" of PIC Trust, as defined in the 1940 Act, have determined that the Plan is in the best interests of New PIC Twenty Fund, which is a newly created series of PIC Trust formed for the specific purpose of entering into the Plan and has no outstanding shares;

     NOW THEREFORE, in consideration of the agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE 1
                       TRANSFER OF ASSETS AND LIABILITIES

     1.1 TRANSFER OF ASSETS. Subject to the terms and conditions set forth herein, on the Closing Date (as hereafter defined), PIC Twenty Fund shall transfer all of its assets to New PIC Twenty Fund. The assets of PIC Twenty Fund to be acquired by New PIC Twenty Fund shall consist of all property, including, without limitation, all cash, securities, commodities and futures interests, claims (whether absolute or contingent, known or unknown, accrued or unaccrued) and dividends or interest receivable which are owned by PIC Twenty Fund and any deferred expenses shown as an asset on the books of PIC Twenty Fund on the Closing Date.

     ASSUMPTION OF LIABILITIES; ISSUANCE OF SHARES. In exchange for the assets transferred to New PIC Twenty Fund pursuant to Section 1.1, New PIC Twenty Fund shall assume all of the liabilities of PIC Twenty Fund and deliver to PIC Twenty Fund a number of New PIC Twenty Shares which is equal to the number of shares of PIC Twenty Fund outstanding as of the close of business on the day preceding the Closing Date.
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     1.2 LIQUIDATION OF PIC TWENTY FUND. Subject to the terms and conditions set forth herein, on the Closing Date PIC Twenty Fund shall liquidate and shall distribute pro rata to its shareholders of record, determined as of the close of business on the business day preceding the Closing Date, the New PIC Twenty Shares received by it pursuant to Section 1.2.

     1.3 NO ISSUANCE OF SHARE CERTIFICATES. The liquidation of and distribution by PIC Twenty Fund provided for herein shall be accomplished by opening accounts on the books of New PIC Twenty Fund in the names of PIC Twenty Fund shareholders and transferring to PIC Twenty Fund shareholders the New PIC Twenty Shares credited to the account of PIC Twenty Fund on the books of New PIC Twenty Fund. No certificates evidencing New PIC Twenty Shares shall be issued.

     1.4 TIME AND DATE OF COMPUTATION. The number of New PIC Twenty Shares to be issued by New PIC Twenty Fund to PIC Twenty Fund shall be computed as of the close of business of the New York Stock Exchange on the business day preceding the Closing Date (as hereinafter defined) in accordance with the regular practices of PIC Twenty Fund and UAM Trust.

     1.5 CLOSING TIME AND PLACE. The Closing Date shall be _____________, 2001, or such later date on which all of the conditions set forth in Article 2 have been fulfilled or otherwise waived by the parties hereto, but in any event not later than ______________, 2001, or such later date as the parties may mutually agree. All acts taking place on the Closing Date shall be deemed to be taking place simultaneously as of the commencement of business on the Closing Date, unless otherwise provided. The closing of the reorganization contemplated by the Plan (the "Closing") shall be held at 10:00 a.m. (Pacific time) at the offices of PIC Trust, 300 North Lake Avenue, Pasadena, California, or such other time and/or place as the parties may mutually agree.

     1.6 DELAY OF VALUATION. If on the business day preceding the Closing Date
(a) the primary trading market for portfolio securities of either party is closed to trading or trading thereon is restricted, or (b) trading or the reporting of trading is disrupted so that an accurate appraisal of the value of the net assets of either party and an accurate calculation of the number of shares held by each shareholder is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

     1.7 TERMINATION OF PIC TWENTY FUND. As promptly as practicable after the Closing, PIC Twenty Fund shall cease operations and dissolve.

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                                    ARTICLE 2
         CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THE REORGANIZATION

     The respective obligation of each party to effect the reorganization contemplated by this Agreement is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     2.1 SHAREHOLDER APPROVAL. On or prior to the Closing Date, the shareholders of PIC Twenty Fund shall have approved the transactions contemplated by this Agreement in accordance with the provisions of Delaware law and the 1940 Act.

     2.2 NO INJUNCTIONS OR RESTRAINTS. On the Closing Date, no action, suit or other proceeding shall be pending before any court or government agency which seeks to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

     2.3 CONSENTS. All consents of the other party and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by PIC Trust to permit consummation, in all material respects, of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of either party or any of its series.

     2.4 EFFECTIVE REGISTRATION STATEMENT. The Form N-1A Registration Statement of PIC Trust and the Form N-14 Registration Statement of PIC Trust with respect to the New PIC Twenty Shares shall have become effective and continue to be effective and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated.

     2.5 TAX OPINION. The parties shall have received an opinion of Paul, Hastings, Janofsky & Walker LLP substantially to the effect that for Federal income tax purposes:

     (a) The transfer of PIC Twenty Fund assets to New PIC Twenty Fund in exchange for New PIC Twenty Shares and the distribution of New PIC Twenty Shares to the shareholders of PIC Twenty Fund in liquidation of PIC Twenty Fund will constitute a "reorganization" (the "Reorganization") within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and each of PIC Twenty Fund and New PIC Twenty Fund will be a party to a reorganization within the meaning of Section 368(b) of the Code;

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     (b)  No gain or loss will be recognized by New PIC Twenty Fund upon the receipt of the assets and assumption of liabilities, if any, of PIC Twenty Fund solely in exchange for New PIC Twenty Shares;

     (c) No gain or loss will be recognized by PIC Twenty Fund upon the transfer of its assets to, and the assumption of its liabilities by, New PIC Twenty Fund in exchange for New PIC Twenty Shares and the distribution of New PIC Twenty Fund Shares to the shareholders of PIC Twenty Fund.;

     (d) No gain or loss will be recognized by any shareholder of PIC Twenty Fund upon exchange of its PIC Twenty Fund shares for New PIC Twenty Shares;

     (e) The adjusted tax basis of the assets of PIC Twenty Fund acquired by New PIC Twenty Fund will be the same as the tax basis of such assets to PIC Twenty Fund immediately prior to the Reorganization;

     (f) The adjusted tax basis of New PIC Twenty Shares received by each shareholder of PIC Twenty Fund pursuant to the Reorganization will be the same as the adjusted tax basis of PIC Twenty Fund shares held by such shareholder immediately prior to the Reorganization;

     (g) The holding period of the assets of PIC Twenty Fund acquired by New PIC Twenty Fund will include the period during which those assets were held by PIC Twenty Fund;

     (h) The holding period of the New PIC Twenty Shares to be received by each shareholder of PIC Twenty Fund will include the period during which the PIC Twenty Fund shares exchanged therefor were held by such shareholder, provided that such PIC Twenty Fund Shares were held as capital assets on the date of the exchange; and

     (i) New PIC Twenty Fund will succeed to and take into account the tax attributes of PIC Twenty Fund described in Section 381(c) of the Code.

     2.6 PIC BUSINESS TRUST OPINION. UAM Trust shall have received an opinion of Paul, Hastings, Janofsky & Walker LLP substantially to the effect that:

     (a) PIC Trust is duly organized as a Delaware business trust and is validly existing and in good standing under the laws of the State of Delaware.

     (b) PIC Trust has full trust power and authority to enter into and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement by PIC Trust has been duly authorized by

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
          all necessary action of its Board of Trustees and shareholders; this Agreement does not violate, and its performance will not result in violation of, any provisions of PIC Trust's Declaration of Trust or Bylaws or any provision of any agreement (known to such counsel) to which PIC Trust is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which PIC Trust is a party or by which it is bound; and this Agreement constitutes PIC Trust's valid and binding contract enforceable against PIC Trust in accordance with its terms, subject to the effects of bankruptcy, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

     (c) PIC Trust is duly registered as an investment company under the 1940 Act and such registration is in full force and effect, and the Form N-1A registration statement of PIC Trust with respect to the New PIC Twenty Fund is in full force and effect.

     (d) The New PIC Twenty Shares to be delivered pursuant to this Agreement are duly authorized, validly issued, fully paid and nonassessable, and no other shareholder of PIC Trust has any preemptive right to subscription or purchase in respect thereof.

     (e) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required for the consummation by PIC Trust of the transactions contemplated herein except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws.

     (f) To the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to PIC Trust or New PIC Twenty Fund or any of their respective properties or assets and neither PIC Trust nor New PIC Twenty Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business other than as previously disclosed in the N-14 Registration Statement.

     2.7 UAM BUSINESS TRUST OPINION. PIC Trust shall have received an opinion of Drinker, Biddle & Reath LLP substantially to the effect that:

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
     (a) UAM Trust is duly organized as a Delaware business trust and is validly existing and in good standing under the laws of the State of Delaware.

     (b) UAM Trust has full trust power and authority to enter into and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement by UAM Trust has been duly authorized by all necessary action of its Board of Trustees and shareholders; this Agreement does not violate, and its performance will not result in violation of, any provisions of UAM Trust's Agreement and Declaration of Trust or Bylaws or any provision of any agreement (known to such counsel) to which UAM Trust is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which UAM Trust is a party or by which it is bound; and this Agreement constitutes UAM Trust's valid and binding contract enforceable against UAM Trust in accordance with its terms, subject to the effects of bankruptcy, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

     (c) UAM Trust is duly registered as an investment company under the 1940 Act and such registration is in full force and effect, and the Form N-1A registration statement of UAM Trust with respect to the PIC Twenty Fund is in full force and effect.

     (d) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority of the United States or the State of Delaware is required for the consummation by UAM Trust of the transactions contemplated herein except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws.

     (e) To the knowledge of such counsel, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to UAM Trust or PIC Twenty Fund or any of their respective properties or assets and neither UAM Trust nor PIC Twenty Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business other than as previously disclosed in the N-14 Registration Statement.

     2.8 COVENANTS, REPRESENTATIONS AND WARRANTIES. Each party shall have performed all of its covenants set forth in Article 4, and its representations and warranties set forth in Article 3 shall be true and correct in all material respects on and as of the Closing Date as if made on such date, and each of the President of PIC Trust and the President of UAM Trust shall have executed a certificate to such effect.

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
     2.9 STATEMENT OF ASSETS AND LIABILITIES. PIC Twenty Fund shall have delivered to PIC Trust on the Closing Date a statement of its assets and liabilities, prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of its Treasurer or Assistant Treasurer as to its portfolio securities and their federal income tax basis and holding period as of the Closing Date.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     The parties represent and warrant as follows:

     3.1 STRUCTURE AND STANDING. Each party represents and warrants that it is duly organized as a Delaware business trust, is validly existing and in good standing under the laws of the State of Delaware, and has the power to own all of its properties and assets and conduct its business.

     3.2 POWER. Each party represents and warrants that it has full power and authority to enter into and perform its obligations under this Agreement; its execution, delivery and performance of this Agreement has been duly authorized by all necessary action of its Board of Trustees; this Agreement does not violate, and its performance will not result in violation of, any provision of its Declaration of Trust, Bylaws, or any agreement, instrument or other undertaking to which it is a party or by which it is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which it is a party or by which it is bound; and this Agreement constitutes its valid and binding contract enforceable in accordance with its terms, subject to the effects of bankruptcy, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto.

     3.3 LITIGATION. Each party represents and warrants that no litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending against it and, to the best of its knowledge, none is threatened against it or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business; it knows of no facts which might form the basis for the institution of such proceedings; and it is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

     3.4 FUND ASSETS. UAM Trust represents and warrants that on the Closing Date the assets received by New PIC Twenty Fund from PIC Twenty Fund will be delivered to New PIC Twenty Fund as provided in Section 1.1 free and clear of all liens, pledges, security interests, charges or other encumbrances of any nature whatsoever created by PIC Twenty Fund and without any restriction upon the transfer thereof.

     3.5 THE SHARES. PIC Trust represents and warrants that on the Closing Date the New PIC Twenty Shares to be delivered to PIC Twenty Fund as contemplated in this Agreement will be duly authorized, validly issued, fully paid and nonassessable; no shareholder of New PIC Twenty Fund or any other series of the PIC Trust has any preemptive right to subscription or purchase in respect thereof; PIC Twenty Fund will acquire the New PIC Twenty Shares free and clear of all liens, pledges, security interests, charges or other encumbrances of any nature whatsoever created by PIC Trust and without any restriction on the transfer thereof; and the New PIC Twenty Shares will be duly qualified for offering to the public in all of the states of the United States in which such qualification is required or an exemption from such requirement shall have been obtained.

     3.6 INVESTMENT COMPANY STATUS. Each party represents and warrants that is a registered open-end management investment company, and its registration with the Securities and Exchange Commission as an investment company with respect to each series of its shares it currently offers (including, in the case of UAM Trust, shares of PIC Twenty Fund) under the 1940 Act, is in full force and effect.

     3.7 TAX STATUS AND FILINGS. UAM Trust represents and warrants that it has satisfied, and will satisfy through the Closing Date, the requirements of Subchapter M of the Code for treatment of PIC Twenty Fund as a regulated investment company and PIC Twenty Fund has elected to be treated as such; it has filed or furnished, or will file and furnish through the Closing Date, all federal, state, and other tax returns and reports required by law to have been filed or furnished, and it has paid or made provision for payment of, so far as due, all federal, state and other taxes, interest and penalties with respect to PIC Twenty Fund; no such return of PIC Twenty Fund is currently being audited; and no assessment has been asserted with respect to any such returns or reports. PIC Trust represents and warrants that it will take all steps necessary to ensure that New PIC Twenty Fund will satisfy the requirements of Subchapter M of the Code for treatment as a regulated investment company and will elect to have it treated as such.

     3.8 ACCURACY OF INFORMATION. Each party represents and warrants that all information furnished by it to the other party for use in any documents which may be necessary in connection with the transactions contemplated by this Agreement will be accurate and complete and will comply in all material respects with federal securities and other laws and regulations applicable thereto.

     3.9 ACQUISITION OF THE SHARES. UAM Trust represents and warrants that the New PIC Twenty Shares it acquires pursuant to this Agreement are not being acquired for the purpose of making any distribution thereof, except in accordance with the terms of this Agreement.

     3.10 PIC TRUST. PIC Trust represents and warrants that as of the Closing Date New PIC Twenty Fund will have no assets or outstanding shares.

     3.11 UAM TRUST FINANCIAL STATEMENTS. UAM Trust represents and warrants that the Statement of Assets and Liabilities of PIC Twenty Fund as of ____________, 2001 provided by UAM Trust to PIC Trust were prepared in accordance with generally accepted accounting principles consistently applied, and fairly reflect its financial condition as of such date, and there are no known contingent liabilities of such party as of such date not disclosed therein.

     3.12 NO ADVERSE CHANGES IN UAM TRUST. UAM Trust represents and warrants that since _______________, 2001, there has not been any material adverse change in the financial condition, assets, liabilities or business of PIC Twenty Fund other than changes occurring in the ordinary course of business except as otherwise disclosed in writing to and accepted by PIC Trust (for the purposes of this paragraph, a decline in net asset value per share shall not constitute a material adverse change).

     3.13 PROXY STATEMENT. Each party represents and warrants that the Combined Proxy Statement and Prospectus contained in the Registration Statement on Form N-14 to be used in connection with the transactions contemplated hereby (only insofar as it relates to such party) will, on its effective date and on the Closing Date, not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading.

     3.14 CONSENTS. Each party represents and warrants that no consent, approval, authorization or order of any court or governmental authority is required for its consummation of the transactions contemplated by this Agreement, except as may be required by the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act or the rules and regulations under those Acts or state securities laws, all of which shall have been received prior to the Closing Date, except for such consents, approvals and authorizations or orders as may be required subsequent to the Closing Date.

     3.15 BROKERAGE FEES. Each party represents and warrants that there are no brokers or finders entitled to receive from it any payments in connection with the transactions provided for herein.

                                    ARTICLE 4
                                    COVENANTS

     4.1 CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, each party shall operate its business in the ordinary course except as contemplated by this Agreement.

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     4.2 SHAREHOLDERS MEETING. UAM Trust shall call a special meeting of shareholders of PIC Twenty Fund as soon as possible for the purpose of approving the reorganization contemplated by this Agreement.

     4.3 PREPARATION OF COMBINED PROSPECTUS AND PROXY STATEMENT. As soon as reasonably practicable after the execution of this Agreement, PIC Trust shall prepare and file with the United States Securities and Exchange Commission in form and substance satisfactory to both parties, (a) an amendment to the Form N-1A registration statement of PIC Trust with respect to New PIC Twenty Fund, and (b) a combined prospectus and proxy statement on Form N-14 with respect to the reorganization contemplated by this Agreement and shall use its best efforts to provide that the combined prospectus and proxy statement can be distributed to the shareholders of PIC Twenty Fund as promptly thereafter as practicable. As soon as reasonably practicable, the parties shall also prepare and file any other related filings required under applicable state securities laws.

     4.4 FEES AND EXPENSES. Whether or not this Agreement is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Provident Investment Counsel, Inc., a Massachusetts corporation.

     4.5 PROVISION OF DOCUMENTS. Each party shall from time to time, as and when reasonably requested by the other party, provide or cause to be provided to the other party such information, execute and deliver or cause to be executed and delivered to the other party such documents, and take or cause to be taken such further action, as the other party may deem necessary in order to carry out the intent of this Agreement.

                                    ARTICLE 5
                        TERMINATION, AMENDMENT AND WAIVER

     5.1 TERMINATION. This Agreement may be terminated by resolution of the Board of Trustees of UAM Trust or the Board of Trustees of PIC Trust at any time prior to the Closing Date, if:

     (a) the other party shall have breached any material provision of this Agreement; or

     (b) circumstances develop that, in the opinion of such Board of Trustees make proceeding with the Plan inadvisable; or

     (c) any governmental body shall have issued an order, decree or ruling having the effect of permanently enjoining, restraining or otherwise prohibiting the consummation of this Agreement.

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
     5.2 EFFECT OF TERMINATION. In the event of any termination pursuant to
Section 5.1 (b) or (c), there shall be no liability for damage on the part of either party to the other party.

     5.3 AMENDMENT. This Agreement contains the entire agreement of the parties with respect to the reorganization contemplated by the Plan and may be amended prior to the Closing Date by the parties in writing at any time; provided, however, that there shall not be any amendment that by law requires approval by the shareholders of a party without obtaining such approval.

     5.4 WAIVER. At any time prior to the Closing Date, any of the terms or conditions of this Agreement may be waived by the Board of Trustees of UAM Trust or the Board of Trustees of PIC Trust, if, in its judgment after consultation with legal counsel, such action or waiver will not have a material adverse effect on the benefits intended under this Agreement to the shareholders of PIC Twenty Fund or of New PIC Twenty Fund.

     5.5 SURVIVAL OF WARRANTIES. Except as set forth in Section 6.4, the representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

                                    ARTICLE 6
                                 INDEMNIFICATION

     6.1 PIC Trust and New PIC Twenty Fund shall indemnify, defend and hold harmless PIC Twenty Fund, UAM Trust, its board of Trustees, officers, employees and agents (collectively "UAM Trust Indemnified Parties") against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending third party claims, actions, suits or proceedings, whether or not resulting in any liability to such UAM Trust Indemnified Parties, including amounts paid by any one or more of the UAM Trust Indemnified Parties in a compromise or settlement of any such third party claim, action, suit or proceeding, or threatened third party claim, suit, action or proceeding made with the consent of PIC Trust and New PIC Twenty Fund, arising from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement on Form N-14 as filed by PIC Trust and in effect with the Securities and Exchange Commission ("Form N-14 Registration Statement"), or any application prepared by PIC Trust and New PIC Twenty Fund with any state regulatory agency in connection with the transactions contemplated by this Agreement under the securities law thereof ("Application"), or which arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that PIC Trust and New PIC Twenty Fund shall only be liable in such case to the extent that any such loss, claim, demand, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission about PIC Trust and/or New PIC Twenty Fund made in the Form N-14 Registration Statement or any Application.

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
     6.2 UAM Trust and PIC Twenty Fund, until the time of its liquidation, and Provident Investment Counsel, Inc. on a joint and several basis shall indemnify, defend, and hold harmless New PIC Twenty Fund, PIC Trust, its Board of Trustees, officers, employees and agents ("PIC Trust Indemnified Parties") against all losses, claims, demands, liabilities, and expenses, including reasonable legal and other expenses incurred in defending third party claims, actions, suits or proceedings, whether or not resulting in any liability to such PIC Trust Indemnified Parties, including amounts paid by any one or more of the PIC Trust Indemnified Parties in a compromise or settlement of any such third party claim, suit, action or proceeding made with the consent of Provident Investment Counsel, UAM Trust and PIC Twenty Fund (if PIC Twenty Fund still exists), arising from any untrue statement or alleged untrue statement of a material fact contained in the Form N-14 Registration Statement or any Application, or which arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein and necessary to make the statements therein not misleading; provided, however, that UAM Trust, PIC Twenty Fund and Provident Investment Counsel shall only be liable in such case to the extent that any such loss, claim, demand, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission about UAM Trust and/or PIC Twenty Fund made in the Form N-14 Registration Statement or any Application.

     6.3 A party seeking indemnification hereunder is hereinafter called the "indemnified party" and the party from whom the indemnified party is seeking indemnification hereunder is hereinafter called the "indemnifying party." Each indemnified party shall notify the indemnifying party in writing within ten (10) days of the receipt by one or more of the indemnified parties of any notice of legal process of any suit brought against or claim made against such indemnified party as to any matters covered by this Article 6, but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 6. The indemnifying party shall be entitled to participate at its own expense in the defense of any claim, action, suit, or proceeding covered by this Article 6, or, if it so elects, to assume at its own expense the defense thereof with counsel satisfactory to the indemnified parties; provided, however, if the defendants in any such action include both the indemnifying party and any indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified party.

     Upon receipt of notice from the indemnifying party to the indemnified parties of the election by the indemnifying party to assume the defense of such action, the indemnifying party shall not be liable to such indemnified parties under this Article 6 for any legal or other expenses subsequently incurred by such indemnified parties in connection with the defense thereof unless (i) the indemnified parties shall have employed such counsel in connection with the assumption of legal defenses in accordance with the provision of the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel), (ii) the indemnifying party does not employ counsel reasonably satisfactory to the indemnified parties to represent the indemnified parties within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified parties at its expenses.

     6.4 This Article 6 shall survive the termination of this Agreement and for a period of three (3) years following the Closing Date.

                                    ARTICLE 7
                               GENERAL PROVISIONS

     7.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware applicable to contracts made and to be performed in such state.

     7.2 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by either party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

     7.3 NOTICES. Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to PIC Trust at 300 North Lake Avenue, Pasadena, California 91011, Attention: President, or to UAM Trust at One International Place, Forty-Fourth Floor, 100 Oliver Street, Boston, Massachusetts 02110, Attention: President with a copy to Audrey C. Talley, Drinker, Biddle & Reath LLP, 18th & Cherry Streets, Philadelphia, Pennsylvania 19163.

     7.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     7.5 BINDING EFFECT. It is expressly agreed that the obligations of UAM Trust and PIC Trust hereunder shall not be binding upon any of the respective Trustees, shareholders, nominees, officers, agents, or employees of UAM Trust or PIC Trust personally, but bind only the trust property of PIC Twenty Fund and New PIC Twenty Fund as provided in the Agreement and Declaration of Trust of UAM Trust and the Declaration of Trust of PIC Trust.

     IN WITNESS WHEREOF, each party has caused this Agreement to be executed and attested on its behalf by its duly authorized representatives as of the date first above written.

                                        UAM FUNDS TRUST, a Delaware business
                                        trust, on behalf of its PIC TWENTY
                                        PORTFOLIO FUND series


Attest:                                 By:
                                            ------------------------------------

                                            ---------------------
                                            President
----------------------------------
Linda T. Gibson

                                        PIC INVESTMENT TRUST, a Delaware
                                        business trust, on behalf of its
                                        PROVIDENT INVESTMENT COUNSEL TWENTY
                                        FUND I series


Attest:                                 By:
                                            ------------------------------------
                                            Thomas M. Mitchell
                                            President
----------------------------------
Aaron W.L. Eubanks, Sr.
Secretary


Agreed as to Section 4.4 and
Article 6 only.

                                        PROVIDENT INVESTMENT COUNSEL, INC.


                                        By:
                                            ------------------------------------
                                            [name]
                                            [title]


Attest:



----------------------------------
Aaron W.L. Eubanks, Sr.
Secretary